FOURTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

(MAA II)

THIS FOURTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is effective as of the 28th day of December, 2006, by and among (i) (a) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”), (b) MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”) (the REIT and OP being collectively referred to as “Borrower”), and (ii) PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation (“Lender”).

                                                         RECITALS

A.           Borrower is a party to that certain Master Credit Facility Agreement dated as of the 22nd day of August, 2002, by and between Borrower and Lender, which was amended and restated pursuant to that certain Amended and Restated Master Credit Facility Agreement dated as of December 10, 2003, which has been further amended and restated pursuant to that certain Second Amended and Restated Master Credit Facility Agreement dated as of March 30, 2004, as amended by that certain First Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of March 31, 2004, as further amended by that certain Second Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of April 30, 2004, as further amended by that certain Third Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of August 3, 2004, as further amended by that certain Fourth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of August 31, 2004, as further amended by that certain Fifth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of October 1, 2004, as further amended by that certain Sixth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of December 1, 2004, as further amended by that certain Seventh Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of December 15, 2004, as further amended by that certain Eighth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of March 31, 2005, as further amended by that certain Ninth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of September 23, 2005, as further amended by that certain Tenth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of December 16, 2005, as further amended by that certain Eleventh Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of February 22, 2006, as further amended by that certain Twelfth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of April 3, 2006, and as further amended by that certain Thirteenth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of April 28, 2006 (as amended from time to time, the “Master Agreement”).

B.           All of the Lender's right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of August 22, 2002 and that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of December 10, 2003 and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”).  Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment.  Fannie Mae has designated the Lender as the servicer of the Loans contemplated by the Master Agreement. Lender is entering into this Amendment in its capacity as servicer of the loan set forth in the Master Agreement.

             C.           Borrower and Lender are executing this Amendment to (i) reflect an increase in the maximum amount by which the Commitment may be increased, (ii) reflect an increase in the Variable Facility Commitment as set forth hereinafter, (iii) reflect a Transfer of those certain Mortgaged Properties commonly known as Calais Forest, located in Pulaski County, Arkansas (“Calais Forest”), and Napa Valley, located in Pulaski County, Arkansas (“Napa Valley”), from OP to REIT (the “Transfer”); and (iv) revise certain definitions of Financial Covenants.

           NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1.  Maximum Amount of Increase in Commitment.  Notwithstanding the provisions of Section 8.01(a) of the Master Agreement, which limit the maximum amount by which Borrower is permitted to increase the Commitment, Lender hereby agrees to grant Borrower a one-time right to increase the Commitment to$691,785,000.  In connection with the increase in Commitment, Lender has granted Borrower a one-time right to increase the Commitment under the Other Credit Agreement to $243,193,000.  Borrower hereby agrees that the total commitment, when added to the commitment of the Lender to the Borrower under the Other Credit Agreement, shall not exceed $934,978,000.  The definition of “Reserved Amount” is hereby deleted in its entirety and restated as follows:

           “Reserved Amount” means $0.

Section 2. Restriction on Draw.  Notwithstanding the foregoing, the parties acknowledge that Borrower shall not be permitted to draw a Future Advance until such time as (i) the Security Instrument with respect to each Mortgaged Property in the Collateral Pool shall have been amended to reflect an increased total secured amount of $934,978,000, and (ii) Lender has received a date down endorsement to each Title Insurance Policy amending the effective date of the Title Insurance Policy to the date of the title search performed in connection with the endorsement.

Section 3. Expansion.  The Variable Facility Commitment is hereby increased by $82,600,000 and the definition of Variable Facility Commitment is hereby replaced in its entirety with the following new definition:

“Variable Facility Commitment” means an aggregate amount of $691,785,000, which shall be evidenced by the Variable Facility Note in the form attached hereto as Exhibit I, plus such amount as the Borrower may elect to add to the Variable Facility Commitment in accordance with Article VIII, and plus such amount as the Borrower may elect to reborrow in accordance with Section 2.08, less such amount as the Borrower may elect to convert from the Variable Facility Commitment to the Fixed Facility Commitment in accordance with Article III and less such amount by which the Borrower may elect to reduce the Variable Facility Commitment in accordance with Article IX.

Section 4. Transfer of Mortgaged Properties.  Borrower has requested to Transfer the fee simple ownership of Calais Forest and Napa Valley from OP to REIT.  Notwithstanding the provisions of Section 13.21 of the Master Agreement, Lender hereby consents to the Transfer and agrees that no transfer fee shall be due in connection with the Transfer.  Exhibit AA to the Master Agreement is hereby deleted in its entirety and replaced with the Exhibit AA attached hereto.

Section 5. Financial Covenants.  The definition of “EBITDA” in the Master Agreement is hereby amended and restated in its entirety as follows:

“EBITDA” means, for any period, the sum determined in accordance with GAAP, of the following, for any Person on a consolidated basis--

(a)           the net income (or net loss) of such Person during such Period, but excluding gains and losses on the sale of fixed assets;

(b)           all amounts treated as expenses for depreciation, Interest Expense and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss); and

(c)           all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses (including storm related balance sheet impairments) or extraordinary gains;

provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses, extraordinary or unusual losses and impairment related to storm or earthquake, or extraordinary gains.

Section 6. Capitalized Terms.  All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

Section 7. Reaffirmation.  The REIT and OP hereby reaffirm their obligations under the Master Agreement as Borrower.

Section 8. Full Force and Effect.  Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

Section 9. Counterparts.  This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:  /s/ Al Campbell
Name:  Al Campbell
Title:  Senior Vice President and Treasurer

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:  Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:  /s/ Al Campbell
            Name:  Al Campbell
    Title:  Senior Vice President and Treasurer

LENDER:

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., aDelaware corporation

                                                               By:  /s/ Sharon D. Callahan
                           Name:  Sharon D. Callahan
                                                                                   Title:  Vice President